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                                                                     EXHIBIT 5.1


                 Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                               551 Fifth Avenue
                         New York, New York 10176-0001
                                (212) 661-6500


                                March 25, 1998



Fox Kids Worldwide, Inc.
10960 Wilshire Boulevard
Los Angeles, California 90024

       Re: Registration Statement on Form S-4
           File No. 333-12995
           ----------------------------------

Ladies and Gentlemen:

       We have acted as counsel for Fox Kids Worldwide, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-4, as amended (Registration Number 333-12995 the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance of (i) up to $475,000,000 aggregate principal amount of the Company's 9 1/4% Senior Notes due 2007 (the "Exchange Senior Notes") in exchange for a like amount of the Company's privately placed 9 1/4% Senior Notes due 2007 (the "Original Senior Notes") and
(ii) up to $618,670,000 aggregate principal amount at maturity of the Company's 10 1/4% Senior Discount Notes due 2007 (the "Exchange Senior Discount Notes" and together with the Exchange Senior Notes, the "Exchange Notes") in exchange for a like amount of the Company's privately placed 10 1/4% Senior Discount Notes (the "Original Senior Discount Notes" and together with the Original Senior Notes, the "Original Notes"). The Original Senior Notes were issued and the Exchange Senior Notes will be issued pursuant to that certain Indenture, dated as of October 28, 1997 (the "Senior Notes Indenture"), by and among the Company and The Bank of New York, as trustee (the "Senior Notes Trustee"), and the Original Senior Discount Notes were issued and the Exchange Senior Discount Notes will be issued, pursuant to that certain Indenture, dated as of October 28, 1997 (the "Senior Discount Notes Indenture" and together with the Senior Notes Indenture, the "Indentures"), by and among the Company and The Bank of New York, as trustee (the "Senior Discount Notes Trustee" and together with the Senior Notes Trustee, the "Trustee").

       We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indentures, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and
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Fox Kids Worldwide, Inc.
March 20, 1998
Page 2


representatives as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

       In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. The opinion set forth below is also based on the assumption that the Registration Statement, as amended (including any necessary post-effective amendments), has become effective under the Securities Act and that the Indentures have been qualified under the Trust Indenture Act of 1939, as amended, and have been duly executed and delivered by the Trustee.

       Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Exchange Notes, when duly issued and authenticated by the Trustee in accordance with the provisions of the Indentures and delivered in exchange for the Original Notes pursuant to the Registration Statement, will be validly issued and will constitute legal and binding obligations of the Company in accordance with their terms (subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

       The opinion herein is limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                  Sincerely,

                                  Squadron, Ellenoff, Plesent & Sheinfeld, LLP